UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019

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Chevron Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-00368	94-0890210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road, San Ramon, CA		94583
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 842-1000

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 30, 2019, the independent Directors of the Board of Directors (the “Board”) of Chevron Corporation (“Chevron”) conducted an annual review of the base salaries of Chevron’s executive officers. Following such review, the independent Directors of the Board approved an annual base salary of $1,600,000 for Michael K. Wirth, Chairman and Chief Executive Officer, and ratified the decision of the Management Compensation Committee of the Board (the “Committee”) to increase the annual base salaries of the principal financial officer and the other named executive officers of Chevron identified in Chevron’s 2018 proxy statement (the “Named Executive Officers”), as follows: (i) Patricia E. Yarrington, Vice President and Chief Financial Officer, by $31,000, resulting in an annual base salary of $1,170,000; (ii) James W. Johnson, Executive Vice President, Upstream, by $67,000, resulting in an annual base salary of $1,200,000; and (iii) Joseph C. Geagea, Executive Vice President, Technology, Projects and Services, by $18,000, resulting in an annual base salary of $1,000,000. These base salary increases will be effective April 1, 2019.

On January 30, 2019, the independent Directors of the Board also approved the grant of 66,370 performance shares, 236,900 stock options, and 33,180 restricted stock units to Mr. Wirth and ratified the following grants by the Committee under the LTIP: (i) Ms. Yarrington, 17,530 performance shares, 62,600 stock options, and 8,770 restricted stock units; (ii) Mr. Johnson, 22,780 performance shares, 81,300 stock options, and 11,390 restricted stock units; and (iii) Mr. Geagea, 17,530    performance shares, 62,600 stock options, and 8,770 restricted stock units.

The stock options have a ten-year term, and one-third of the options granted vest on each of January 31, 2020, January 31, 2021 and January 31, 2022, except as described further herein. The exercise price for the stock options is $113.01 per share, the closing price of Chevron’s common stock on January 30, 2019, the date of grant. The number of stock options granted was determined based on grant date inputs including stock price and Black-Scholes valuation.

The performance shares may result in a cash payout at the end of the three-year performance period (January 1, 2019 through December 31, 2021) depending upon Chevron’s Total Stockholder Return ("TSR") for the performance period as compared to the TSR of the following Chevron LTIP Performance Share Peer Group: BP p.l.c., Exxon Mobil Corporation, Royal Dutch Shell p.l.c., Total S.A., and the S&P 500 Total Return Index. The cash payout, if any, will occur in an amount equal to the number of performance shares granted multiplied by the 20-day trailing average price of Chevron common stock at the end of the performance period multiplied by a performance modifier. The performance modifier is based on Chevron’s TSR ranking for the three-year performance period compared to the TSR of each competitor in the LTIP Performance Share Peer Group as follows (from best TSR to lowest TSR): 200 percent, 160 percent, 120 percent, 80 percent, 40 percent or zero percent. If the difference between Chevron’s TSR and the TSR of any higher or lower competitor of the LTIP Performance Share Peer Group is less than one percentage point (rounded to one decimal point), the results will be considered a tie, and the performance modifier will be the average of all of the performance modifiers for Chevron and for such other competitors of the LTIP Performance Share Peer Group that fall less than one percentage point (rounded to one decimal point) higher or lower than Chevron. The performance shares will accrue dividend equivalents that will be reinvested as additional performance shares and will vest on December 31, 2021 subject to the payout modifier, except as described further herein. The Committee may, in its discretion, adjust the cash payout of performance shares downward if it determines that business or economic considerations warrant such an adjustment.

The restricted stock units were awarded under the form of standard restricted stock unit agreement approved by the Committee. The award vests on January 31, 2024, will pay out in cash based on the closing price of Chevron common stock on the date of vesting (or, if not a trading day, on the last preceding trading day), and will accrue dividend equivalents that will be reinvested as additional restricted stock units, except as described further herein.

Under the LTIP, if these individuals are separated from service for any reason prior to January 31, 2020, the above-described stock option, performance share and restricted stock unit awards will be forfeited. Since Messrs. Wirth, Johnson and Geagea and Ms. Yarrington each have reached 90 points (the sum of years of age and years of service) under the LTIP, on January 31, 2020, the unvested portion of the above-described stock option and performance share awards will vest upon their separation from service on or after that date for any reason other than for misconduct (as defined under the LTIP rules). Further, the unvested portion of the above-described restricted stock unit awards will continue to vest upon their separation from service on or after January 31, 2020 for any reason other than for misconduct (as defined under the LTIP rules), but will not be paid out prior to January 31, 2024.

Effective January 29, 2019, the Committee approved new forms of award agreements to be used for the award of performance shares and restricted stock units under the LTIP on a going-forward basis to executive officers and other eligible employees of Chevron, including the awards to the Named Executive Officers described above. Copies of such forms of award agreements are filed as exhibits hereto and are hereby incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
10.1	Form of Performance Share Award Agreement under the Long-Term Incentive Plan of Chevron Corporation
10.2	Form of Standard Restricted Stock Unit Award Agreement under the Long-Term Incentive Plan of Chevron Corporation
10.3	Form of Special Restricted Stock Unit Award Agreement under the Long-Term Incentive Plan of Chevron Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEVRON CORPORATION
Dated: February 4, 2019	By:	/s/ Christine L. Cavallo
Christine L. Cavallo
Assistant Secretary